Exhibit 99

 NIC Earns 5 Cents Per Share on Record Operating Income of $5.0 Million During
                               the Second Quarter

    OLATHE, Kan.--(BUSINESS WIRE)--July 27, 2006--NIC Inc. (NASDAQ:EGOV) today reported net income of $3.2 million and earnings per share of 5 cents on total revenues of $18.8 million for the three months ended June 30, 2006. Driven by strong performance in NIC's core portal business, net income rose 31 percent over the same period last year. Operating income was a record $5.0 million in the second quarter, up 27 percent over second quarter 2005.
    The Company posted net income of $2.5 million and earnings per share of 4 cents on total revenues of $15.6 million in second quarter 2005.
    For the second quarter of 2006, portal revenues of $17.8 million were the highest in the Company's history, up 24 percent over the prior year quarter. On a same-state basis, portal revenues grew 9 percent in the second quarter. NIC's online hunting & fishing license, professional license renewal, and income tax filing services performed well in the second quarter, helping same-state revenues from non-driver record exchange (non-DMV) services to increase 18 percent over the prior year quarter.
    Driven partially by strong performance from the Company's two newest portals in South Carolina and Colorado, revenues from driver record exchange (DMV) services grew 25 percent during the quarter. In line with expectations, same-state DMV revenues increased 2 percent over second quarter 2005.
    "The consistent performance of our core portal business is reflected in our second quarter results," said Jeff Fraser, Chief Executive Officer of NIC. "We continue to reinforce our position as the market leader in building and marketing eGovernment services that deliver value to our government partners and the citizens and businesses they serve."
    In the second quarter, NIC's portals launched 66 new non-DMV revenue-generating services and another 140 applications are in the development pipeline. "We continue to see great opportunity to both build new services and cross-sell existing applications across our base of 18 state partners," said Harry Herington, President of NIC.
    Reflecting the continued wind-down of the software and services business, software and services revenues in the second quarter were $1.0 million, down 21 percent from the prior year quarter.
    Selling and administrative expenses for the current quarter were $3.6 million, a 9 percent increase from the prior year quarter. As a percentage of portal revenues, selling and administrative expenses were 20 percent, down from 23 percent in second quarter 2005.
    NIC ended the quarter with $68.3 million in cash and marketable securities, up $2.7 million from March 31, 2006.

    Operating Highlights

    In late June, the state of Indiana and NIC signed a new portal development and maintenance contract with a funding model that includes recurring fixed monthly fees as well as transaction- and project-based pricing. The contract has a baseline value of $18 million and a potential value of $44 million over the initial four-year term.
    During the second quarter, a multiyear portal management contract renewal was issued by the state of Maine, and one-year contract extensions were also granted by the states of Oklahoma and South Carolina.
    "There is significant upside potential in the Indiana contract and we are eager to continue developing innovative solutions for the state. We believe our success in Indiana will generate new growth opportunities in states that want to work with NIC but have not yet been able to initiate self-funded procurements. I also want to thank our partners in Maine, Oklahoma, and South Carolina for their ongoing votes of confidence. We look forward to further expanding our eGovernment efforts in each of these states," concluded Fraser.

    Third Quarter 2006 Outlook

    For third quarter 2006, NIC expects total revenues of $17.0 - $17.3 million, portal revenues of $16.5 - $16.8 million, and software and services revenues of approximately $0.5 million. The Company also anticipates operating income between $3.0 - $3.2 million and net income of $2.0 - $2.2 million.
    "NIC's third quarter guidance reflects two items that we expect will impact our performance over the next two quarters," said Eric Bur, NIC's Chief Financial Officer. "Retaining our key employees is an important component of NIC's future growth, and we adjusted compensation for top producers at the end of the second quarter to better align with the market. We also anticipate reduced revenues from the Indiana contract while we ramp up variable services through the year."
    NIC's third quarter estimates do not include any new portal contracts.


Second Quarter Earnings Webcast Details

Webcast Information
Thursday, July 27, 2006
9:00 a.m. (EDT)
Call leaders:        Jeff Fraser, Chief Executive Officer
                     Harry Herington, President
                     Eric Bur, Chief Financial Officer

    To sign in and listen: The Webcast system is available at www.nicusa.com/investor.
    Some users may need to refresh their browsers to view the Webcast information. A replay of the Webcast will be available until 5:00 p.m.
(EDT) on October 26, 2006, by visiting www.nicusa.com/investor.
    An audio replay of NIC's second quarter earnings call will be available until 11:00 p.m. (EDT) on August 3 by dialing 1-800-405-2236 and using passcode 11065538. The conference call replay will also be available via Podcast download by visiting www.nicusa.com/investor.

    About NIC

    NIC manages more eGovernment services than any provider in the world. The Company is helping governments communicate more effectively with citizens and businesses by putting essential services online. NIC provides eGovernment solutions for 2,200 state and local agencies that serve more than 60 million people in the United States. Additional company information is available at www.nicusa.com.

    The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2005 Annual Report on Form 10-K filed on March 16, 2006, with the Securities and Exchange Commission.

    (financial tables follow)


                               NIC Inc.
                           FINANCIAL SUMMARY
                              (UNAUDITED)
                Thousands except for per share amounts


                                Three months ended    Six months ended
                                     June 30,             June 30,
                                  2006     2005        2006     2005
                                -------- --------    -------- --------

Revenues:
  Portal revenues               $17,794  $14,386     $34,783  $28,047
  Software & services revenues      968    1,231        (274)  (1,150)
                                -------- --------    -------- --------
     Total revenues              18,762   15,617      34,509   26,897
                                -------- --------    -------- --------

Operating expenses:
  Cost of portal revenues,
   exclusive of depreciation &
   amortization                   8,931    7,093      17,208   13,808
  Cost of software & services
   revenues, exclusive of
   depreciation & amortization      767      948        (563)   3,325
  Selling & administrative        3,560    3,277       6,988    6,559
  Depreciation & amortization       525      368       1,030      720
                                -------- --------    -------- --------
     Total operating expenses    13,783   11,686      24,663   24,412
                                -------- --------    -------- --------
Operating income                  4,979    3,931       9,846    2,485
                                -------- --------    -------- --------
Other income (expense):
  Interest income                   498      155         878      236
  Equity in net loss of
   affiliates                         -        -         (97)       -
  Other income (expense), net         -        -           -       (3)
                                -------- --------    -------- --------
     Total other income (expense)   498      155         781      233
                                -------- --------    -------- --------

Income before income taxes        5,477    4,086      10,627    2,718
Income tax provision              2,232    1,616       4,464    1,145
                                -------- --------    -------- --------
Net income                       $3,245   $2,470      $6,163   $1,573
                                ======== ========    ======== ========
Basic net income per share        $0.05    $0.04       $0.10    $0.03
                                ======== ========    ======== ========
Diluted net income per share      $0.05    $0.04       $0.10    $0.03
                                ======== ========    ======== ========

Weighted average shares
 outstanding:
  Basic                          61,370   59,832      61,250   59,618
                                ======== ========    ======== ========
  Diluted                        61,828   60,794      61,713   60,736
                                ======== ========    ======== ========



Key Financial Metrics:

Revenue growth - outsourced
 portals                             24%      17%         24%      15%
Same state revenue growth -
 outsourced portals                   9%      18%          9%      17%
Gross profit percentage -
 outsourced portals                  50%      51%         51%      51%
Selling & administrative costs
 as a percentage of revenue          20%      23%         20%      23%

Portal Revenue Analysis
 (thousands):
DMV transaction-based           $10,837   $8,650     $22,014  $17,300
Non-DMV transaction-based         6,297    5,295      11,559    9,647
Software development & portal
 management                         660      441       1,210    1,100
                                -------- --------    -------- --------
     Total                      $17,794  $14,386     $34,783  $28,047
                                ======== ========    ======== ========




                               NIC Inc.
                      CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)
                  Thousands except for share amounts



                                             June 30,    December 31,
                                               2006          2005
                                           -----------  --------------

                                ASSETS

Current assets:
  Cash and cash equivalents                  $34,826       $36,902
  Marketable securities                       33,500        20,500
  Trade accounts receivable                   26,732        22,269
  Unbilled revenues                              494         2,198
  Deferred income taxes                          759           421
  Prepaid expenses & other
   current assets                              1,440         1,632
                                            ---------     ---------
     Total current assets                     97,751        83,922

Property and equipment, net                    3,573         3,327
Unbilled revenues                                  -         1,395
Deferred income taxes                         24,508        28,916
Other assets                                     278           285
                                            ---------     ---------
     Total assets                           $126,110      $117,845
                                            =========     =========



                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                           $27,536       $24,458
  Accrued expenses                             4,811         6,642
  Application development
   contracts                                     606         1,261
  Other current liabilities                      254           317
                                            ---------     ---------
     Total current liabilities                33,207        32,678
                                            ---------     ---------

Commitments and contingencies                      -             -

Shareholders' equity:
  Common stock, no par,
   200,000,000 shares authorized,
   61,488,309 and 61,073,595
   shares issued and outstanding                   -             -
  Additional paid-in capital                 209,001       207,444
  Accumulated deficit                       (115,930)     (122,093)
                                            ---------     ---------
                                              93,071        85,351
  Less treasury stock                           (168)         (184)
                                            ---------     ---------
     Total shareholders' equity               92,903        85,167
                                            ---------     ---------
     Total liabilities and
      shareholders' equity                  $126,110      $117,845
                                            =========     =========

    CONTACT: NIC Inc.
             Chris Neff, 435-645-8898
             cneff@nicusa.com